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                                                                    Exhibit 23.2

                        Consent of Davis, Sita & Company


                              Davis, Sita & Company

To:      Board of Directors of View Systems, Inc.

                  We hereby consent to the inclusion in amended Form SB-2 of our report dated June 2, 2000 related to the financial statements of Eastern Tech Manufacturing Corp., Inc. for the years ended June 30, 1998 and 1997.


                                                     /s/ Davis, Sita & Company


Baltimore, Maryland
July 20, 2000


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